                                                                    EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Board of Directors
Kayton Electric, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1998 (November 19, 1998 as to Note 8) on the financial statements of Kayton Electric, Inc., included in the current report on Form 8-K/A of Integrated Electrical Services, Inc. dated March 17, 1999 and to all references to our Firm included in this Registration Statement.



                                                     KPMG LLP
Lincoln, Nebraska
November 15, 1999